UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Hospitality Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place
255 Washington Street
Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Hospitality Properties Trust.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect to the election of Mr. William A. Lamkin to the Company’s Board of Trustees included below in Item 5.07 is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on June 14, 2018, the Company’s shareholders voted on the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2018 fiscal year. This proposal received the following votes: 152,485,677 for; 1,832,016 against; and 242,673 withheld.

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2018 annual meeting of shareholders. This proposal received the following votes: 50,232,197 for; 70,556,663 against; 7,707,868 withheld; and 26,063,638 broker non-votes.

A non-binding shareholder proposal made by the Comptroller of the City of New York was also voted on at the meeting. The proposal requested that the Board of Trustees adopt, and present for shareholder approval, a “proxy access” bylaw. This proposal received the following votes: 108,554,452 for; 19,153,712 against; 788,564 withheld; and 26,063,638 broker non-votes.

A non-binding shareholder proposal made by UNITE HERE was also voted on at the meeting. The proposal requested that the Board of Trustees adopt a consequential majority vote standard for uncontested director elections. This proposal received the following votes: 114,640,151 for; 13,090,956 against; 765,621 withheld; and 26,063,638 broker non-votes.

The Company’s shareholders also voted on the election of William A. Lamkin as an Independent Trustee in Class II of the Board of Trustees for a three year term of office continuing until the Company’s 2021 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Lamkin received the following votes: 23,232,801 for; 105,092,370 against; 171,557 withheld; and 26,063,638 broker non-votes.

Mr. Lamkin received less than a majority of votes cast and then continued as a holdover Trustee.  At a joint meeting of the Nominating and Governance Committee and Board of Trustees, Mr. Lamkin resigned from the Board of Trustees after the preliminary voting results became known. Following this resignation, the remaining members of the Nominating and Governance Committee and the Board of Trustees met without Mr. Lamkin in attendance and determined to elect Mr. Lamkin as an Independent Trustee in Class II for the following reasons, among others:

•                  The Company’s Board of Trustees is composed of three Independent Trustees and two Managing Trustees.  Applicable Securities and Exchange Commission and Nasdaq Stock Market LLC (“Nasdaq”) rules require that the Company have an Audit Committee composed of at least three independent trustees. Applicable Nasdaq listing requirements mandate that the Company have a majority of independent trustees and an Audit Committee composed of at least three independent trustees. The Company’s governing documents require that the Company have a majority of Independent Trustees on the Company’s Board of Trustees. Because of these rules, listing requirements and requirements under the Company’s governing documents, the Nominating and Governance Committee and the Board of Trustees determined to take prompt action to confirm the status of the Company’s Board of Trustees.

•                  The Nominating and Governance Committee and the Board of Trustees considered the quality of the past services provided by Mr. Lamkin as an Independent Trustee and Chair of the Board of Trustees’ Audit Committee. The Company and the Board of Trustees noted that Mr. Lamkin regularly attended meetings of the Board of Trustees and of the Audit, Compensation and Nominating and Governance Committees of the Board. The Board of Trustees noted that Mr. Lamkin was fully prepared for, and engaged in, those meetings and that the arguments, advice and recommendations presented by Mr. Lamkin at those meetings were considered by the Nominating and Governance Committee and the Board of Trustees to be significant contributions and in the Company’s best interest.

•                  The Nominating and Governance Committee and the Board of Trustees considered the background and experience that Mr. Lamkin brings to the Board of Trustees and to the Company, and the Nominating and Governance Committee and the Board of Trustees concluded that the perspectives provided by Mr. Lamkin are beneficial to the Board of Trustees and to the Company.

•                  The Nominating and Governance Committee and the Board of Trustees also considered certain arguments against the election of Mr. Lamkin presented during the proxy solicitation period for the 2018 annual meeting of shareholders. The Nominating and Governance Committee and the Board of Trustees noted that Institutional Shareholder Services, Inc., a proxy advisory firm, had argued against the election of Mr. Lamkin based on the Board of Trustees’ response to the prior year’s shareholder proposals and certain other aspects of the Company’s governance. However, the Nominating and Governance Committee and the Board of Trustees had acted unanimously in a manner consistent with what the Board of Trustees believed to be in the best interests of the Company. With regard to UNITE HERE, the Nominating and Governance Committee and the Board of Trustees considered that UNITE HERE is a labor union which has engaged in labor organizing campaigns at certain hotels owned by the Company.

•                  After considering the foregoing, the Nominating and Governance Committee and the Board of Trustees determined that the history of high quality services previously provided by Mr. Lamkin outweighed the arguments which had been presented against his election and that it is in the Company’s best interest that he continue to serve as a member of the Board of Trustees.

In response to inquiries from the Nominating and Governance Committee and the Board of Trustees, Mr. Lamkin agreed to continue to serve as a Trustee if re-elected. The Nominating and Governance Committee then recommended and the Board then elected Mr. Lamkin as an Independent Trustee in Class II for a three year term of office continuing until the Company’s 2021 annual meeting of shareholders and until his successor is elected and qualifies.

The results reported above are final voting results.

Item 8.01.     Other Events.

On June 14, 2018, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 14, 2018, the Company awarded each of the Company’s Trustees 3,000 common shares of beneficial interest, $.01 par value, of the Company (the “Common Shares”) valued at $28.44 per share, the closing price of the Common Shares on Nasdaq on that date.

Item 9.01.     Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Summary of Trustee Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Chief Financial Officer and Treasurer

Date:  June 20, 2018